Exhibit 99.1

Hour Loop Partners with Return Helper to Tackle the Challenges of a High-Tariff Era

As U.S. tariffs rise and platform competition intensifies, Hour Loop seeks to upgrade supply chain strategy through partnership with Return Helper

Redmond, WA, May 13, 2025 – Hour Loop, Inc. (“Hour Loop” or the “Company”) (NASDAQ: HOUR), a leading online retailer, today announced a strategic partnership with Return Helper, aiming to address the challenges of a high-tariff era and enhance the cross-border e-commerce supply chain between Taiwan and the U.S.

In 2025, cross-border sellers are facing unprecedented challenges.

The U.S. has increased tariffs on imports from Taiwan and other regions while canceling de minimis tax exemptions, significantly escalating cost pressures cross-border sellers such as Hour Loop. Meanwhile, competition on platforms like Amazon has reached new heights, driving greater demands for faster logistics and enhanced supply chain transparency.

In this new landscape, the Company believes building localized operations has become a key to sustainable growth.

Recently, Hour Loop partnered with Return Helper, a Hong Kong-based cross-border logistics specialist, to upgrade its U.S. warehousing and supply chain operations, leveraging more efficient and flexible local services to navigate the evolving market dynamics.

Hour Loop has long been a major player in the U.S. e-commerce sector, working with over 700 suppliers and managing a portfolio of more than 100,000 products. After successfully listing on The Nasdaq Capital Market in 2022, Hour Loop continues to scale its business and seeks higher efficiency and tighter cost control across its supply chain.

Through this collaboration, Return Helper will provide Hour Loop with an end-to-end solution in the U.S. market, covering parcel receiving, compliance inspection, repackaging, and rapid FBA fulfillment.

This streamlined operation is expected to not only help mitigate inventory pressure caused by tariff adjustments, but to also significantly shorten time-to-market, enhance supply chain visibility, and enable Hour Loop to better control sales rhythms—ultimately boosting its Amazon platform performance.

Return Helper operates a global logistics network across the U.S., Europe, and 15 countries in Asia, fully integrated with major e-commerce platforms such as Amazon and Shopify. With a focus on supply chain optimization, inventory revalorization (ReCommerce), and smart warehousing solutions, Return Helper helps cross-border brands reduce operational costs, improve inventory turnover, and maximize asset value.

About Hour Loop, Inc.

Hour Loop is an online retailer engaged in e-commerce retailing in the U.S. market. It has operated as a third-party seller on www.amazon.com and has sold merchandise on its website at www.hourloop.com since 2013. Hour Loop further expanded its operations to other marketplaces such as Walmart, eBay, and Etsy. To date, Hour Loop has generated practically all its revenue as a third-party seller on www.amazon.com and only a negligible amount of revenue from its own website and other marketplaces. Hour Loop manages more than 100,000 stock-keeping units (“SKUs”). Product categories include home/garden décor, toys, kitchenware, apparel, and electronics. Hour Loop’s primary strategy is to bring most of its vendors’ product selections to the customers. It has advanced software that assists Hour Loop in identifying product gaps so it can keep such products in stock year-round including the entirety of the last quarter (holiday season) of the calendar year. In upcoming years, Hour Loop plans to expand its business rapidly by increasing the number of business managers, vendors, and SKUs.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to Hour Loop’s business strategy, product development and industry trends. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Hour Loop. While Hour Loop believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to Hour Loop on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in Hour Loop’s filings with the Securities and Exchange Commission, as the same may be updated from time to time. Thus, actual results could be materially different. Hour Loop undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Investor Contact

Finance Department

finance@hourloop.com